Exhibit 99.1

Ultratech Announces First Quarter 2013 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--April 18, 2013--Ultratech, Inc. (Nasdaq: UTEK), a leading supplier of lithography and laser-processing systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month period ended March 30, 2013.

For the first quarter of fiscal 2013, Ultratech reported net sales of $60.6 million as compared to $49.6 million during the first quarter of fiscal 2012. Ultratech's net income for the first quarter of 2013 was $13.7 million, or $0.48 per share (diluted), as compared to net income of $10.2 million, or $0.38 per share (diluted), for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Through focused execution we achieved bottom line results in line with our expectations for the first quarter of 2013. As we previously indicated, the near-term business environment has been uncertain and will be challenging, but we anticipate that market conditions may improve as a result of anticipated increases in semiconductor capital equipment spending in the second half of the year.”

“Thanks to the continued support of our business partners, our strong relationships with customers and the continued efforts of our employees, we remain confident in our strategy to address our served markets in advanced packaging, laser spike annealing, and high-brightness LEDs,” continued Mr. Zafiropoulo. “Additionally, we are optimistic that we can continue to leverage our leading technology in both existing and adjacent target markets that offer potential growth opportunities.”

At March 30, 2013, Ultratech had $307.3 million in cash, cash equivalents and short-term investments. Working capital was $373.1 million and stockholders' equity was $14.44 per share based on 27,727,576 total shares outstanding as of March 30, 2013.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, April 18, 2013. To listen to the call, dial 877/941-2068 (toll free) or 480/629-9712 (international) 10 minutes prior to the start time. The passcode is 4612680. A live webcast will also be available on the Investor Relations section of Ultratech’s website at http://ir.ultratech.com. A replay of the call will be available at the same location or by dialing 800/406-7325 and entering access code: 4612680. The replay will be available until April 25, 2013.

Safe Harbor

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "thinks," "intends," "will," "could," “can,” “may,” "believes," "poised," "estimates," "continues," "looks forward to," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers' financial condition and demand for semiconductors; demand for consumer devices; industry growth within the company's served markets; continued delivery of financial performance and value; cyclicality in the semiconductor and nanotechnology industries; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; quarterly revenue fluctuations; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales and operations; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; effect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain key personnel; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in the Middle East, Afghanistan and elsewhere, or geopolitical instability on the Korean Peninsula and other parts of Asia, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2012. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, the company's market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and high-brightness LEDs (HB-LEDs). A pioneer of laser processing, Ultratech developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore's Law for 32-nm and below production of state-of-the-art consumer electronics. Visit Ultratech online at: www.ultratech.com.

(UTEK-F)

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 30,	March 31,
(In thousands, except per share amounts)	2013	2012
Total net sales*	$60,646	$49,575
Cost of sales:
Cost of products sold	24,540	18,051
Cost of services	2,813	3,125
Total cost of sales	27,353	21,176
Gross profit	33,293	28,399
Operating expenses:
Research, development and engineering	8,396	6,763
Selling, general, and administrative	11,821	10,381
Operating income	13,076	11,255
Interest expense	(24)	(3)
Interest and other (expense) income, net	120	128
Income before income taxes	13,172	11,380
Provision (benefit) for income taxes	(520)	1,180
Net income	$13,692	$10,200
Earnings per share - basic:
Net income	$0.50	$0.39
Number of shares used in per share calculations - basic	27,571	26,201
Earnings per share - diluted:
Net income	$0.48	$0.38
Number of shares used in per share calculations - diluted	28,563	27,023

*Systems sales	$50,175	$40,614
Parts sales	6,390	4,489
Service sales	4,081	4,072
License sales	-	400
Total sales	$60,646	$49,575

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 30,	December 31,
(In thousands )	2013	2012*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$307,317	$302,508
Accounts receivable	40,882	42,464
Inventories, net	53,391	46,794
Prepaid expenses and other current assets	9,187	8,305
Total current assets	410,777	400,071

Equipment and leasehold improvements, net	21,729	19,801
Intangibles assets, net	11,947	12,282
Other assets	5,319	4,832

Total assets	$449,772	$436,986

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$1,000	$1,000
Accounts payable	18,537	17,741
Deferred product and service income	7,151	16,964
Other current liabilities	10,993	14,860
Total current liabilities	37,681	50,565

Other liabilities	11,568	11,235

Stockholders' equity	400,523	375,186

Total liabilities and stockholders' equity	$449,772	$436,986

* The balance sheet as of December 31, 2012 has been derived from the audited financial statements as of that date.

CONTACT:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations:
The Blueshirt Group
Suzanne Craig, 415-217-4962
suzanne@blueshirtgroup.com
Melanie Friedman, 415-217-4964
melanie@blueshirtgroup.com